Exhibit 10.32

Insider Trading Policy

Effective August 2, 2023

INSIDER TRADING POLICY

Introduction
Purpose
Insider trading is a serious crime that involves trading in the securities of any company while in possession of material nonpublic information about that company.
The Board of Directors of MarketWise, Inc. has adopted this Insider Trading Policy (this “Policy”) to provide guidelines to all directors, officers, employees, and contractors of MarketWise, Inc. and its affiliates (collectively, the “Company”) with respect to trading in MarketWise, Inc. securities, as well as the securities of other publicly traded companies. This Policy outlines your responsibilities to avoid insider trading and implements certain procedures to help you avoid even the appearance of insider trading.
Insider trading is prohibited by this Policy, and violation of this Policy may result in Company-imposed sanctions, including reduction in compensation or dismissal for cause.

A good rule of thumb: When in doubt, do not trade.

Scope
This Policy is applicable to the Company, including its directors, officers, employees, and contractors, as well as their respective immediate family members. As someone subject to this Policy, you are fully responsible for ensuring that you, entities under your influence or control (including any corporations, partnerships or trusts), and members of your household comply with this Policy. This includes family members residing with you, anyone else living in your household, and any family members not living with you whose transactions in the Company’s securities are directed by you, or subject to your influence and control.
Responsibilities
The head of Compliance is responsible for the administration of this Policy. In the absence of the head of Compliance, responsibility for administering this Policy will rest with the General Counsel or such other employee as may be designated by the head of Compliance.
Actions taken by the Company or any Company personnel do not constitute legal advice nor do they insulate you from the consequences of noncompliance with this Policy or insider trading laws.

Background
Federal and state laws prohibit trading in the securities of a company while in possession of material nonpublic information. These laws also prohibit providing material nonpublic information to others so that they can trade. Violating such laws can result in serious criminal and civil charges against you and the Company.
This Policy extends to all activities within and outside your Company duties. Every officer, director, employee, and contractor must review this Policy.
Questions regarding the Policy should be directed to the Company’s head of Compliance.

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Definitions
Insiders - Insiders include officers, directors, employees and contractors of a company, or anyone else who has material nonpublic information about a company. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material nonpublic information relating to the company’s securities.
Insider Trading - Insider trading occurs when any person purchases or sells a security while in possession of material nonpublic information relating to the security. Insider trading may result in civil penalties, including disgorgement of profits and civil fines or criminal penalties, including imprisonment and fines of up to $5 million for individuals and $25 million for corporations.
Material Information - A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. The materiality of a fact depends upon the circumstances. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt or equity. Also, information that something is likely to happen in the future—or even just that it may happen—could be deemed material.
Nonpublic Information - Information is “nonpublic” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through newswire services such as Dow Jones, Reuters, Bloomberg, Business Wire, The Wall Street Journal, Associated Press or United Press International; a broadcast on widely available radio or television programs; publication in a widely available newspaper, magazine, or news website; a Regulation FD-compliant conference call; or public disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that are available on the SEC’s website. Publication of information in any Company newsletter, email or other platform that is not accessible by the general public does not constitute wide dissemination, and such information is considered “nonpublic.”
Purchase and Sale - Purchase and Sale are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls, or other derivative securities.
Securities - Securities includes stocks, bonds, notes, debentures, options, warrants, and other convertible securities, as well as derivative instruments.

1. Policies Prohibiting Insider Trading
1.1
No officer, director, employee or contractor, including their respective immediate family members, shall purchase or sell any type of security while in possession of material nonpublic information relating to the security or the issuer of such security, whether the issuer of such security is MarketWise, Inc. or any other company.

1.2
Blackout Period. No officer, director, employee or contractor subject to blackout period trading restrictions (as designated and amended from time to time by the Chief Executive Officer and/or General Counsel and maintained by the Legal Department) shall purchase or sell any security of the Company during a “Blackout Period.” For the

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avoidance of doubt, this prohibition applies to the sale of Class A common stock relating to the redemption of units of MarketWise, LLC.
A Blackout Period is the period beginning on the 7th calendar day before the end of any fiscal quarter of the Company and ending upon the commencement of the second full trading day after the public release of Company earnings data for such fiscal quarter or during any other trading suspension period declared by the Company.
The Blackout Period does not apply to the following:

	(a)	purchases of the Company’s securities from the Company or sales of the Company’s securities to the Company;
	(b)	exercises of stock options, other equity awards or securities issued by the Company or subsidiary of the Company that are exchangeable for Class A common stock of the Company, or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards that, in each case, do not involve a market sale of the Company’s securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception);
(c)
bona fide gifts of the Company’s securities unless the individual making the gift knows, or is reckless in not knowing, the recipient intends to sell the securities while the donor is in possession of material nonpublic information about the Company;

	(d)	purchases of Company securities in the employee stock purchase plan resulting from your periodic contribution of money to the plan pursuant to the election you made at the time of your enrollment in the plan. This Policy does apply, however, to your sales of Company securities purchased pursuant to the plan; or
	(e)	purchases or sales of the Company’s securities made pursuant to any binding contract, specific instruction or written plan entered into while the purchaser or seller, as applicable, was unaware of any material nonpublic information and which contract, instruction, or plan (i) meets all requirements of the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) was precleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial preclearance without such amendment or modification being precleared in advance pursuant to this Policy. For more information about Rule 10b5-1 trading plans, see Section 10 below.
1.3
Event-Specific Blackout Periods. From time to time, events will occur that are material to the Company and cause certain officers, directors, employees or contractors to be in possession of material nonpublic information. When that happens, the Company will recommend that those in possession of the material nonpublic information suspend all trading in the Company’s securities until the information is no longer material or has been publicly disclosed. When such event-specific blackout periods occur, those subject to it will be notified by the Company. The event-specific blackout period will not be announced to those not subject to it, and those subject to it or otherwise aware of it should not disclose it to others. Even if the Company has not notified you that you are subject to an event-specific blackout period, if you are aware of material nonpublic

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information about the Company, you should not trade in Company securities. Any failure by the Company to designate you as subject to an event-specific blackout period, or to notify you of such designation, does not relieve you of your obligation not to trade in the Company’s securities while possessing material nonpublic information.
1.4
No Tipping. No officer, director, employee or contractor shall directly or indirectly communicate (or “tip”) material nonpublic information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than as required.

1.5
Additional Prohibited Transactions. The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. Therefore, officers, directors, employees, and contractors shall comply with the following policies with respect to certain prohibited transactions in the Company’s securities:
•Short Sales. Short sales of the Company’s securities are prohibited by this Policy. In addition, as noted below, Section 16(c) of the 1934 Act absolutely prohibits Section 16 reporting persons from making short sales of the Company’s equity securities, i.e., sales of shares that the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale.
•Publicly Traded Options. Transactions in puts, calls or other derivative securities involving the Company’s equity securities, on an exchange or in any other organized market, are prohibited by this Policy. Such prohibition shall not apply to transactions involving warrants to purchase Class A common stock originally issued by the Company, provided, however, that all other applicable restrictions in this Policy will apply to such transactions.
•Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director, employee or contractor to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. Such transactions allow the officer, director, employee or contractor to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director, employee or contractor may no longer have the same objectives as the Company’s other stockholders. Therefore, such transactions involving the Company’s equity securities are prohibited by this Policy.
•Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans. Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited by this Policy. Pledging the Company’s securities as collateral to secure loans is also prohibited. This prohibition means, among other things, that you cannot hold the Company’s securities in a “margin account” (which would allow you to borrow against your holdings to buy securities).

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2. Rules Regarding Insider Trading
2.1	Insiders may not trade in the Company’s securities while in possession of material nonpublic information relating to the Company, nor may they tip such information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than as required.
2.2	In addition to family members, this Policy applies to any entities you control, including any corporations, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account.
2.3
Examples of insider trading cases include actions brought against officers, directors, employees and contractors who traded in a company’s securities after learning of significant confidential corporate developments; friends, business associates, family members, and other Tippees (defined below) of such officers, directors, employees and contractors who traded in the securities after receiving such information; and other persons who misappropriated, and took advantage of, confidential information from their employers. The following are hypothetical illustrations of insider trading violations.
•Trading by an Insider. An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation’s stock. The officer, an insider, is liable for all profits as well as penalties of up to three times the amount of all profits. The officer is also subject to, among other things, criminal prosecution, including up to $5 million in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports could also be liable as controlling persons.
•Trading by a Tippee. An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has concluded an agreement for a major acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The officer is jointly liable with his friend for all of the friend’s profits, and each is liable for all civil penalties of up to three times the amount of the friend’s profits. The officer and his friend are also subject to criminal prosecution and other remedies and sanctions, as described above.

3. Examples of Material Information; Public Disclosure
3.1	Examples of material information include, but are not limited to, information about: dividends; corporate earnings or earnings forecasts; possible mergers, acquisitions, tender offers, or dispositions; major new products or product developments; important business developments such as major contract awards or cancellations or developments regarding strategic collaborators; management or control changes; significant borrowing or financing developments, including pending public sales or offerings of debt or equity securities; defaults on borrowings; bankruptcies; cybersecurity or data security incidents; and significant litigation or regulatory actions. Material information does not have to be related to a company’s business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material.

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3.2	The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, one should allow two full trading days following publication as a reasonable waiting period before such information is deemed to be public.
4. Tipping
4.1
Insiders may be liable for communicating or tipping material nonpublic information to a third party (a “Tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders can also be liable for insider trading, including Tippees who trade on material nonpublic information tipped to them or individuals who trade on material nonpublic information that has been misappropriated. Insiders may be held liable for tipping even if they receive no personal benefit from tipping and even if no close personal relationship exists between them and the Tippee.

4.2	Tippees inherit an insider’s duties and are liable for trading on material nonpublic information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their Tippees, so are Tippees who pass the information along to others who trade. In other words, a Tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material nonpublic information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings.

5. Penalties
5.1
Penalties for trading on or tipping material nonpublic information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include:
•SEC administrative sanctions;
•securities industry self-regulatory organization sanctions;
•civil injunctions;
•damage awards to private plaintiffs;
•disgorgement of all profits;
•civil fines for the violator of up to three times the amount of profit gained or loss avoided;
•civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $1.425 million or three times the amount of profit gained or loss avoided by the violator;
•criminal fines for individual violators of up to $5 million ($25 million for an entity); and
•jail sentences of up to 20 years.

5.2	In addition, insider trading could result in serious sanctions by the Company against an individual, including termination of employment. Insider trading violations are not

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limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act (RICO), may also be violated in connection with insider trading.

6. Size of and Reason for Transaction Do Not Matter
The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades, and the SEC performs routine market surveillance. Brokers or dealers are required by law to inform the SEC of any possible violations by people who may have material nonpublic information. The SEC aggressively investigates even small insider trading violations.

7. Prohibition of Records Falsification/False Statements
Federal securities laws require the Company to maintain proper internal books and records and to devise and maintain an adequate system of internal accounting controls. The SEC has adopted rules that prohibit (i) any person from falsifying records or accounts subject to the above requirements, and (ii) officers or directors from making any materially false, misleading or incomplete statement to any accountant in connection with any audit or filing with the SEC. Falsifying records or accounts or making materially false, misleading, or incomplete statements in connection with an audit or filing with the SEC could also result in criminal penalties for obstruction of justice.

8. Procedures to Prevent Insider Trading
The following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading.
8.1
Blackout Periods. The period during which the Company prepares quarterly financials is a sensitive time for insider trading purposes, as Company personnel may be more likely to possess, or be presumed to possess, material nonpublic information. To avoid the appearance of impropriety and assist Company personnel in planning transactions in the Company’s securities for appropriate times, no officer, director, key employee or key contractor subject to blackout period trading restrictions (as designated and amended from time to time and maintained by the Legal Department) shall purchase or sell any security of the Company during the Blackout Period. Please refer to Section 1.2 for additional information on Blackout Periods.
Exceptions to the Blackout Period policy may be approved only by the Company’s General Counsel or, in the case of exceptions for directors, the Audit Committee of the Board of Directors.
From time to time, the Company, through the Board of Directors, a Board Committee, the General Counsel or Chief Financial Officer, may recommend that officers, directors, employees, contractors or others suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above (refer to Section 1.2), all those affected should not trade in the Company’s securities while the suspension is in effect, and should not disclose to others that the Company has suspended trading.

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8.2
Preclearance of All Trades by All Officers, Directors, Key Employees and Key Contractors. To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company’s securities, all transactions in the Company’s securities (including, without limitation, acquisitions and dispositions of Company stock, the exercise of stock options, elective transactions under 401(k)/ESPP/deferred compensation plans, election or changes to elections for dividend reinvestment transactions, and the sale of Company stock issued upon exercise of stock options) by officers, directors, key employees and key contractors subject to preclearance trading restrictions (as designated and amended from time to time and maintained by the Legal Department) (each, a “Preclearance Person”), including immediate family members of such Preclearance Persons, must be precleared by the Company’s General Counsel or designee, except for certain exempt transactions as explained in Section 10 of this Policy. Preclearance does not relieve you of your responsibility under SEC rules.
A request for preclearance using the Preclearance Certification (see Exhibit A) must be submitted to preclear@marketwise.com at least two (2) business days in advance of the proposed transaction, and include the identity of the Preclearance Person, the type of proposed transaction (for example, an open market purchase, a privately negotiated sale, an option exercise, etc.), the proposed date of the transaction, and the number of shares or other securities to be involved. In addition, the Preclearance Person must execute a certification (see Exhibit A) that he or she is not aware of material nonpublic information about the Company. The General Counsel or designee shall have sole discretion to decide whether to clear any contemplated transaction. The Chief Financial Officer shall have sole discretion to decide whether to clear transactions by the General Counsel or persons or entities subject to this Policy as a result of their relationship with the General Counsel. All trades that are precleared must be effected within three (3) business days of receipt of the preclearance, unless a specific exception has been granted by the General Counsel or designee. Trades cannot exceed the precleared number of shares or dollar value. A precleared trade (or any portion of a precleared trade) that has not been effected during the three-business day period must be precleared again prior to execution. Notwithstanding receipt of preclearance, if the Preclearance Person becomes aware of material nonpublic information or becomes subject to a Blackout Period before the transaction is effected, the transaction may not be completed.
None of the Company, the General Counsel or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance submitted pursuant to this Section. Notwithstanding any preclearance of a transaction pursuant to this Section, none of the Company, the General Counsel or the Company’s other employees assumes any liability for the legality or consequences of such transaction to the person engaging in such transaction.

8.3
Post-Termination Transactions. With the exception of the preclearance requirement, this Policy continues to apply to transactions in the Company’s securities even after termination of service to the Company. If you are in possession of material nonpublic information when your service terminates, you may not trade in the Company’s securities until that information has become public (through an SEC filing or otherwise) or is no longer material.

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8.4
Information Relating to the Company.
•Access to Information. Access to material nonpublic information about the Company, including the Company’s business, earnings or prospects, should be limited to officers, directors, employees and contractors of the Company as required. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company on an other than as required.

In communicating material nonpublic information to employees and contractors of the Company, all officers, directors, employees and contractors must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information.
•Inquiries from Third Parties. Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the head of Investor Relations.

9. Limitations on Access to Company Information
The following procedures are designed to maintain confidentiality with respect to the Company’s business operations and activities.
9.1
All officers, directors, employees and contractors should take all steps and precautions necessary to restrict access to, and secure, material nonpublic information by, among other things:
•maintaining the confidentiality of Company-related transactions;
•conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons;
•restricting access to documents and files (including computer files) containing material nonpublic information to individuals only as required (including maintaining control over the distribution of documents and drafts of documents);
•promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings;
•disposing of all confidential documents and other papers once there is no longer any business or other legally required need;
•restricting access to areas likely to contain confidential documents or material nonpublic information;
•safeguarding laptop computers, tablets, memory sticks, CDs, and other items that contain confidential information; and
•avoiding the discussion of material nonpublic information in places where the information could be overheard by others, such as in elevators, restrooms, hallways, restaurants, airplanes, or taxicabs.

9.2	Personnel involved with material nonpublic information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities.

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10. Rule 10b5-1 Trading Plans

The trading restrictions set forth do not apply to transactions under a previously established contract, plan or instruction to trade in the Company’s stock in accordance with the terms of Rule 10b5-1 and all applicable state laws (a “Trading Plan”) that:

(a)    has been submitted to and preapproved by the Company’s General Counsel, or such other person as the Board of Directors may designate from time to time, at least 30 days before the commencement of any transactions under the Trading Plan;

(b)    includes a “Cooling Off Period” for:
(i)    Section 16 reporting persons that extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 10-K or Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days; and
(ii)    employees and any other persons, other than the Company, that extends 30 days after adoption or modification of a Trading Plan;

(c)    for Section 16 reporting persons, includes a representation in the Trading Plan that the Section 16 reporting person is (1) not aware of any material nonpublic information about the Company or its securities; and (2) adopting the Trading Plan in good faith and not as part of a plan or scheme to evade Rule 10b-5;

(d)    you entered into in good faith at a time when you were not in possession of material nonpublic information about the Company; and

(e)    either (i) specifies the amounts, prices, and dates of all security transactions under the Trading Plan; (ii) provides a written formula, algorithm, or computer program for determining the amount, price, and date of the transactions; or (iii) prohibits you from exercising any subsequent influence over the transactions.

You may adopt more than one Trading Plan at a time. You may only amend or revoke a Trading Plan outside of quarterly trading Blackout Periods when you do not possess material nonpublic information. Any amendment or revocation of a Trading Plan must be preapproved by the General Counsel or his or her designee at least 30 days before you trade under an amended Trading Plan or outside of a revoked Trading Plan, and at least 180 days before you establish a new Trading Plan.

The Company reserves the right to publicly announce, or respond to inquiries from the media regarding, the implementation of Trading Plans or the execution of transactions made under a Trading Plan. The Company also reserves the right from time to time to suspend, discontinue or otherwise prohibit transactions under a Trading Plan if the General Counsel or his or her designee or the Board of Directors, in its discretion, determines that such suspension, discontinuation or other prohibition is in the best interests of the Company.

The cashless exercise of options under Trading Plans is permitted only through “same-day sales,” in which the option holder does not pay for the stock up front, but rather receives cash equal to the difference between the stock value and option exercise price.

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Transactions prohibited under Section 1.5 of this Policy, including, but not limited to, short sales and hedging transactions, may not be carried out through a Trading Plan.
10.5	Compliance of a Trading Plan with the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, and none of the Company, the General Counsel or his or her designee, or the Company’s other employees assume any liability for any delay in reviewing and/or refusing a Trading Plan submitted for approval nor the legality or consequences relating to a person entering into or trading under a Trading Plan.

10.6	Trading Plans do not exempt you from complying with Section 16 short-swing profit rules or liability.
10.7	During an open trading window, you may make trades outside of the Trading Plan. However, the Trading Plan must also continue to be followed.
11. Questions and Reporting Concerns
If you are concerned that the Policy has been violated, or have any questions about the Policy, you should contact the head of Compliance at compliance@marketwise.com.
Certification of Compliance By digitally signing the MarketWise, Inc. Insider Trading Policy, I acknowledge that I have received and read the Policy, and agree to comply with the terms of the Policy.

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Exhibit A – Preclearance Certification

Instructions: To request the preclearance of a trade in MarketWise, Inc. securities, complete the certification below and paste into an email addressed to preclear@marketwise.com with subject “Preclearance Request.” Reminder – Preclearance requests should be submitted at least two (2) business days prior to when you wish to execute the transaction to allow adequate time for review and approval. Additionally, approved transactions are to be completed within three (3) business days of receiving approval or less should a blackout period begin. Incomplete requests will not be accepted or approved.

Copy, Paste & Complete Text below this line into email
Via E-mail (signature not required)

To: Legal Department

From: ___________________________________________

Re: Request for Preclearance for transactions in MarketWise, Inc. securities.

I am requesting preclearance for the following trade of MarketWise, Inc. securities (choose one):
•Purchase: _____________ shares of MarketWise, Inc.
•Sell: ____________ shares of MarketWise, Inc.
o________ of these shares will be sold through broker-assisted cashless (option) exercises occurring in connection with the proposed sale.
o________ of these shares are already owned by me (i) from prior purchases, (ii) the vesting of restricted stock (either at the time of sale or previously) or (iii) prior option exercises where shares were acquired.
•Other: _______________ shares of MarketWise, Inc. are a:
oGift (please explain):__________________________________________________.
oTransfer for estate planning/divorce/bequest (please explain):__________________
___________________________________________________________________.
oOther (please explain): ________________________________________________.
By completing this form and submitting it to the MarketWise Legal Department, I hereby represent all of the following:
1.I have read and am in compliance with the MarketWise, Inc. Insider Trading Policy, including the Preclearance and Blackout requirements of the Insider Trading Policy.
2.I am not currently in possession of material non-public information regarding MarketWise, Inc., and at the time I complete the transaction noted above, I will not be in possession of material non-public information regarding MarketWise, Inc.
3.I understand that preclearance is good for three (3) business days (or less if the normal quarterly Blackout Period starts or a special trading blackout is declared).

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